U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 6, 2003


                          London Pacific Group Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

Item 5.  Other Events
         ------------

The Registrant today announced the following:


For Immediate Release                                               5 June 2003



                          LONDON PACIFIC GROUP LIMITED
                           (London: LPG; OTCBB: LDPGY)

On June 5, 2003, London Pacific Group Limited completed the sale of its wholly-owned subsidiaries London Pacific Advisory Services, Inc., London Pacific Securities, Inc. and LPA Insurance Agency, Inc. together with the associated assets of the advisory business held within London Pacific Technologies, Inc. and LP Advisors, Inc. (together, "LPA" or the "LPA business"), to a wholly-owned subsidiary of SunGard Data Systems Inc. ("SunGard"). The purchase price consisted of $8.2 million in cash paid at closing (less $1.25 million held back to cover any shortfall to the agreed minimum tangible net asset value of the LPA assets minus the liabilities acquired in the transaction, and to cover any indemnity obligations) and up to a further $8.0 million cash 'earnout payment' that will be equal in amount to one-half of the cumulative operating profits from the LPA business in the three year period immediately following closing of the sale to SunGard. Any 'earnout payment' will be paid within approximately 60 days following the third anniversary of the closing of the transaction.



Contact:

Ian Whitehead, Chief Financial Officer
London Pacific Group Limited                          01534 607700